EXHIBIT 4.1

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

INFORMATION ANALYSIS INCORPORATED

WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

Date: August __, 2021	Number of Shares:

For Value Received, Information Analysis Incorporated, a Virginia corporation (the “Company”), with its principal office at 12015 Lee Jackson Memorial Highway, Suite 210, Fairfax, VA 22033, hereby certifies that                                      (the “Holder”) or his assigns, in partial consideration for entering into that certain Subscription Agreement and Investment Letter, Attached as Exhibit A, dated as of August ____, 2021, by and between the Company and the Holder in which the Holder is purchasing                              shares of the Company’s Common Stock (the “Investment”), the Holder is entitled, subject to the provisions of this Warrant, to purchase from the Company the number of fully paid and nonassessable shares of Common Stock of the Company set forth above, subject to adjustment as hereinafter provided.

In connection with the Investment, Holder, at its option and in may purchase such number of shares of Common Stock at a purchase price per share (as appropriately adjusted pursuant to Section 7 hereof) of $3.00 (the “Exercise Price”). The term “Common Stock” shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, as adjusted from time to time, are hereinafter sometimes referred to as “Warrant Stock.”

1.

EXERCISE OF WARRANT.  This Warrant may be exercised in whole or in part on any business day prior to the Expiration Date (as hereinafter defined) by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify Holder in writing) with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America in the form of a check, subject to collection, for the number of shares of Warrant Stock specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of Holder thereof to purchase the balance of the Warrant Stock purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at the principal office of the Company, Holder shall be deemed to be the holder of record of the Warrant Stock, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Stock shall not then be actually delivered to Holder.

2.

NET EXERCISE.  Notwithstanding any provisions herein to the contrary, if the fair market value of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription and notice of such election in which event the Company shall issue to Holder a number of shares of Warrant Stock computed using the following formula:

X = Y (A-B)
A

Where	X =	the number of shares of Warrant Stock to be issued to Holder

	Y =	the number of shares of Warrant Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation)

	A =	the fair market value of one share of the Warrant Stock (at the date of such calculation)

	B =	Exercise Price (as adjusted to the date of such calculation)

For purposes of this Section 2, the fair market value of Warrant Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

;

a)	if the Company’s Common Stock is traded on a securities exchange or the NASDAQ Stock Market or actively traded over-the-counter:

1)

if the Company’s Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a thirty (30) day period ending three days before the date of calculation;

2)

if the Company’s Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation; or

3)

if neither (1) nor (2) is applicable, the fair market value of Warrant Stock shall be at the highest price per share which the Company could obtain on the date of calculation from a willing buyer (not a current employee or director) for shares of Warrant Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors, taking into consideration, without limitation, the most recent sales of the Company’s capital stock.

4)	to the extent this Warrant is not previously exercised, it shall be automatically exercised in accordance with this Section 2 prior to any termination in accordance with Section 8.

3.

RESERVATION OF SHARES.  The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise in accordance with the terms of this Warrant, shall be validly issued, fully paid and nonassessable.

4.

FRACTIONAL INTEREST.  The Company will not issue a fractional share of Common Stock upon exercise of a Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the current fair market value (as determined as set forth in Section 2) of a full share by the fraction of a share and round the result to the nearest cent.

5.	TRANSFERS; ASSIGNMENT OR LOSS OF WARRANT.

a)

Subject to the terms and conditions contained in Section 10 hereof, this Warrant and all rights hereunder are transferable in whole or in part by Holder and any successor transferee; provided that prior to such transfer Holder shall give thirty (30) days prior written notice of any such transfer to the Company. The transfer shall be recorded on the books of the Company upon receipt by the Company of the Transfer Notice annexed hereto at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

b)

Holder shall not, without obtaining the prior written consent of the Company, which consent shall not be unreasonably withheld, assign its interest in this Warrant in whole or in part to any person or persons. Subject to the provisions of Section 11, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment (any such assignee will then be a “Holder” for purposes of this Warrant) and, if Holder’s entire interest is not being assigned, in the name of Holder, and this Warrant shall promptly be canceled.

c)

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. In the event that this Warrant is lost, stolen, destroyed or mutilated, Holder shall pay all reasonable attorneys’ fees and expenses incurred by the Company in connection with the replacement of this Warrant and the issuance of a new Warrant.

6.

RIGHTS OF HOLDER.  Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of Holder are limited to those expressed in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Stock purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised in accordance with its terms.

7.

ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES.  The number and kind of securities purchasable upon the exercise of the Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

a)

Stock Splits and Dividends.  If outstanding shares of the Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Exercise Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment.

b)

Reclassification, Etc.  In case there occurs any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, or reorganization shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment pursuant to the provisions of this Section 7.

c)

Adjustment Certificate.  When any adjustment is required to be made in the Warrant Stock or the Exercise Price pursuant to this Section 7, the Company shall promptly mail to Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Exercise Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

8.

TERMINATION. This warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the “Expiration Date”): (a) August 31, 2026 or (b) a Sale of the Company (as defined below).

9.

SALE OF THE COMPANY. The Company will notify the Holder of any proposed Sale of the Company at least fifteen (15) days prior to the expected closing of the Sale of the Company. As used herein, “Sale of the Company” means (i) any sale, transfer or other disposition to another company of all or substantially all of the Company’s assets, (ii) the sale of shares of the Company resulting in more than 50% of the voting power of the Company or of the surviving entity being vested in persons other than the persons who own 50% or more of the voting power of the Company immediately prior to the effectiveness of such transaction, or (iii) a merger or consolidation of the Company resulting in more than 50% of the voting power of the Company or of the surviving entity being vested in persons other than the persons who own 50% or more of the voting power of the Company immediately prior to the effectiveness of such transaction.

10.

TRANSFER TO COMPLY WITH THE SECURITIES ACT OF 1933. This Warrant may not be exercised and neither this Warrant nor any Securities (as defined below), nor any interest in either, may be offered, sold, assigned, pledged, hypothecated, encumbered or in any other manner transferred or disposed of, in whole or in part, except in compliance with applicable United States federal and state securities or blue sky laws and the terms and conditions hereof. Each Warrant shall bear a legend in substantially the same form as the legend set forth on the first page of this Warrant. Each certificate for the Securities issued upon exercise of this Warrant, unless at the time of exercise such Securities are acquired pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”), and applicable blue sky laws, shall bear a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

Any certificate for any Securities issued at any time in exchange or substitution for any certificate for any Securities bearing such legend (except a new certificate for any Securities issued after the acquisition of such Securities pursuant to a registration statement that has been declared effective under the Securities Act) shall also bear such legend unless, in the opinion of counsel for the Company, the Securities represented thereby need no longer be subject to the restriction contained herein. The provisions of this Section 10 shall be binding upon all subsequent holders of certificates for Securities bearing the above legend and all subsequent holders of this Warrant, if any.

11.

REPRESENTATIONS AND COVENANTS OF HOLDER.  This Warrant has been entered into by the Company in reliance upon the following representations and covenants of Holder, which by its execution hereof Holder hereby confirms:

a)

Investment Purpose. The right to acquire the Common Stock (the “Securities”), and any Securities issued upon exercise of Holder’s rights contained herein, will be acquired for investment and not as compensation or with a view to the sale or distribution of any part thereof, and Holder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

b)

Private Issue. Holder understands (i) that the Securities issuable upon exercise of Holder’s rights contained herein are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualification requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 11.

c)

Disposition of Holder’s Rights. In no event will Holder make a disposition of any of its rights to acquire the Securities, or of any Securities issued upon exercise of such rights, unless and until (i) it shall have notified the Company of the proposed disposition and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to Holder) reasonably satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act has been taken or (B) an exemption from the registration requirements of the Securities Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire the Securities, or of any Securities issued on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to such security when (1) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, (2) such security shall have been sold without registration in compliance with Rule 144 under the Securities Act or (3) a letter shall have been issued to Holder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to Holder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or ruling, and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, Holder or a holder of the Securities then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such Securities not bearing any restrictive legend.

d)

Financial Risk.  Holder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

e)

Risk of No Registration.  Holder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or file reports pursuant to Section 15(d) of the Exchange Act, or if a registration statement covering the Securities under the Securities Act is not in effect when it desires to sell (i) the rights to purchase the Securities pursuant to this Warrant or (ii) the Securities issued upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. Holder also understands that any sale of its rights of Holder to purchase the Securities, or of any of the Securities, which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

f)	Accredited Investor. Holder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

12.	MARKET-STANDOFF AGREEMENT

a)

Market-Standoff Period; Agreement. In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such offering of the Company’s securities, Holder agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering; provided, that the Company’s officers and directors and the holders of substantially all of its outstanding shares of capital stock are subject to substantially similar restrictions.

b)

Stop-Transfer Instructions. In order to enforce the foregoing covenants, the Company may impose stop-transfer instructions with respect to the securities of Holder (and the securities of every other person subject to the restrictions in Section 12(a)).

c)

Transferees Bound. The Holder agrees that prior to the Company’s initial public offering it will not transfer securities of the Company unless each transferee agrees in writing to be bound by all of the provisions of this Section 12.

13.

DELIVERY OF STOCK CERTIFICATES. Upon receipt by the Company of the Exercise Agreement, surrender of this Warrant, and payment of the Aggregate Exercise Price (in accordance with Section 4 hereof), or upon an adjustment pursuant to Section the Company shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the Warrant Stock issuable upon such exercise, in such denomination or denominations as the exercising Holder shall reasonably request. This Warrant shall be deemed to have been exercised and such certificate or certificates of Warrant Stock shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Warrant Stock for all purposes, as of the Exercise Date

14.

PURCHASE RIGHTS. In addition to any adjustments pursuant to this Warrant, if at any time the Company grants, issues or sells any shares of Common Stock, Options, Convertible Securities, or rights to purchase stock, warrants, securities, or other property pro rata to the record holders of Common Stock (the "Purchase Rights"), then the Holder shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder would have acquired if the Holder had held the number of Warrant Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance, or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue, or sale of such Purchase Rights.

15.

SATURDAYS, SUNDAYS AND HOLIDAYS.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday in the State of Delaware, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday in the State of California.

16.

ISSUE TAX.  The issuance of certificates for Common Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax (other than any applicable income taxes) in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificates in a name other than that of the then Holder of the Warrant being exercised.

17.	MODIFICATION AND WAIVER. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated other than by an instrument in writing signed by the Company and by Holder.

18.

NOTICES.  Unless otherwise specified herein, any notice, request or other document required or permitted to be given or delivered to Holder or the Company shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) three (3) days after deposit in the United States mail if sent by registered or certified mail, postage prepaid, or (iii) one (1) day after deposit with an overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Holder at its address as shown on the books of the Company, or to the Company at the address indicated therefor in the first paragraph of this Warrant.

19.

DESCRIPTIVE HEADINGS AND GOVERNING LAW.  The description headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware, without regard to its conflicts of laws principles.

20.

ATTORNEYS’ FEES.  In any litigation, arbitration or court proceeding between the Company and Holder relating hereto, the prevailing party shall be entitled to attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Warrant.

21.

SURVIVAL.  The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant shall survive the execution and delivery of this Warrant.

22.

SEVERABILITY.  In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of the date first above written.

Company:

Information Analysis Incorporated

By:
Name:
Title: